LOAN AGREEMENT

1. Parties: The undersigned is __Shaanxi Xi Deng Hui Science & Technology Industrial Stock Co., Ltd._, the Borrower, and the Lender is _Ms. Min Chen_.

2. Date of Agreement: ___September 30 2010___.

3. Promise to Pay: Borrower promises to pay to Lender on demand.

4. Responsibility: Although this agreement may be signed below by more than one person, each of the undersigned understands that they are each as individuals responsible and jointly and severally liable for paying back the full amount.

5. Breakdown of Loan: Borrower will pay:

Amount of Loan: _RMB ¥1,198,455___

other (Describe): ___None_______

Amount financed: ___None_______

Finance charge: ___None_______

Total of payments: ___RMB ¥1,198,455___

Annual Interest Rate :_None____%

6. Repayment: Borrower will repay lender partial of the entire outstanding amount at any time when the lender requests such repayment(s).

7. Prepayment: Borrower has the right to prepay the whole outstanding amount at any time.

8. Late Charge: Any repayment not paid within ten (10) days of its due date shall be subject to a late charge of 5% of the payment.

9. Security: To protect Lender, Borrower gives what is known as a security interest or mortgage in: _None___.

10. Default: If for any reason Borrower fails to make any payment on time, Borrower shall be in default. The Lender can then demand immediate payment of the entire remaining unpaid balance of this loan, without giving anyone further notices. If Borrower has not paid the full amount of the loan when the final payment is due, the Lender will charge Borrower interest on the unpaid balance at ____5__ percent (%) per year.

11. Right of Offset: If the Lender gives Borrower an extension of time to pay this loan, he/she still must repay the entire loan.

Executed at __Xi'an City_____

Agreed To:

Borrower __Shaanxi Xi Deng Hui Science & Technology Industrial Stock Co., Ltd.___

Lender _____Ms. Min Chen 陈敏